Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 3, 2020 relating to the financial statements of STRATTEC SECURITY CORPORATION and the effectiveness of STRATTEC SECURITY CORPORATION’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of STRATTEC SECURITY CORPORATION for the year ended June 28, 2020.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
October 22, 2020